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                                                                      Exhibit XI

                        AGREEMENT REGARDING ASSIGNMENTS
                              OF BLCI COMMON STOCK


     THIS AGREEMENT REGARDING ASSIGNMENTS OF BLCI COMMON STOCK (this "Agreement") is made and entered into as of the 16th day of January, 1998, by and among Prime Group VI, L.P., an Illinois limited partnership ("PG6LP"), Prime Group Limited Partnership, an Illinois limited partnership ("Prime L.P."), Prime Group II, L.P., an Illinois limited partnership ("PG2LP"), Michael W. Reschke ("MWR"), Edward J. John ("EJJ"), Glenn D. Reschke ("GDR"), Reschke 1, L.L.C., a Maryland limited liability company ("Reschke LLC"), Warren H. John ("WHJ"), Robert J. Rudnik ("RJR") and Ray R. Grinvalds ("RRG").

                             W I T N E S S E T H:

     WHEREAS, as of the date hereof, MWR, EJJ, GDR, Reschke LLC, WHJ, RJR and RRG are the holders of all of the partnership interests in Prime L.P. and are the holders of all of the limited partnership interests in PG2LP; and

     WHEREAS, Prime L.P. is a limited partner in PG6LP; and

     WHEREAS, (i) RJR, The Prime Group, Inc. ("PGI"), Prime International, Inc. ("PII"), PGLP, Inc. ("PGLP Inc."), Prime L.P. and PG2LP are parties to that certain Redemption Agreement, dated as of December 1, 1997 (the "RJR Redemption Agreement"), and (ii) WHJ, PGI, PII, PGLP Inc., Prime L.P. and PG2LP are parties to that certain Redemption Agreement, dated as of December 1, 1997 (the "WHJ Redemption Agreement"); and

     WHEREAS, the RJR Redemption Agreement, in part, provides for the partial redemption of RJR's interests in PGI, PGLP Inc., Prime L.P. and PG2LP, and the WHJ Redemption Agreement, in part, provides for the Partial redemption of WHJ's interests in PGI, PGLP Inc., Prime L.P. and PG2LP; and

     WHEREAS, it has been determined that (i) in redemption of a portion of RJR's interests in Prime L.P. pursuant to the RJR Redemption Agreement, Prime L.P. shall transfer and assign to RJR 59,822 shares of common stock of Brookdale Living Communities, Inc., a Delaware corporation ("BLCI"), (ii) in redemption of a portion of RJR's interests in PG2LP pursuant to the RJR Redemption Agreement, PG2LP shall transfer and assign to RJR 38,442 shares of common stock of BLCI,
(iii) in redemption of a portion of WHJ's interests in Prime L.P. pursuant to the WHJ Redemption Agreement, Prime L.P. shall transfer and assign to WHJ 32,266 shares of common stock of BLCI, and (iv) in redemption of a portion of WHJ's interests in PG2LP pursuant to the WHJ Redemption Agreement, PG2LP shall transfer and assign to WHJ 1,143 shares of common stock of BLCI; and

     WHEREAS, all of the shares of Common Stock in BLCI to be

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transferred and assigned to RJR and WHJ in partial redemption of their interests in Prime L.P. and PG2LP as described above (such shares are referred to herein as the "BLCI Redemption Shares") are currently held by PG6LP; and

     WHEREAS, in order for Prime L.P. and PG2LP to hold the appropriate number of BLCI Redemption Shares to be in a position to effect the partial redemption of the interests in Prime L.P. and PG2LP held by RJR and WHJ as described above, it has been determined that (i) the BLCI Redemption Shares must be transferred and assigned by PG6LP to Prime L.P., (ii) certain of the BLCI Redemption Shares must be transferred and assigned by Prime L.P. to the holders of partnership interests in Prime L.P., (iii) the holders of partnership interests in Prime L.P. must transfer and assign to PG2LP the BLCI Redemption Shares received by them as described in clause (ii) above, (iv) Prime L.P. must transfer and assign to RJR and WHJ the appropriate number of BLCI Redemption Shares in partial redemption of the interests in Prime L.P. held by RJR and WHJ, and (v) PG2LP must transfer and assign to RJR and WHJ the appropriate number of BLCI Redemption Shares in partial redemption of the interests in PG2LP held by RJR and WHJ; and

     WHEREAS, the parties hereto have agreed to take all actions and steps to cause, effect, accomplish and evidence the transactions described above, and, in connection therewith, have agreed that the transfers and assignments of the BLCI Redemption Shares described in clauses (i), (ii) and (iii) of the immediately preceding paragraph will be effected and accomplished without the delivery of a stock certificate or stock certificates representing the BLCI Redemption Shares and that PG6LP is authorized and directed to transfer and assign the appropriate number of BLCI Redemption Shares directly to RJR and WHJ in partial redemption of their respective interests in Prime L.P. and PG2LP; and

     WHEREAS, the parties hereto have agreed to enter into this Agreement to cause, effect and accomplish the transfer and assignments of the BLCI Redemption Shares described above and the other transactions described herein.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. The parties hereto hereby agree that shares of common stock of BLCI, par value $0.01 (the "BLCI Common Stock"), are hereby transferred and assigned as follows in the following order:

     (a)  PG6LP hereby assigns to Prime L.P. 131,363 shares of BLCI Common
          Stock.

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     (b) Prime L.P. hereby assigns to MWR 17,080 shares of BLCI Common Stock.

     (c) Prime L.P. hereby assigns to EJJ 8,864 shares of BLCI Common Stock.

     (d) Prime L.P. hereby assigns to GDR 1,720 shares of BLCI Common Stock.

     (e) Prime L.P. hereby assigns to Reschke LLC 2,530 shares of BLCI Common Stock.

     (f) Prime L.P. hereby assigns to WHJ 4,250 shares of BLCI Common Stock.

     (g) Prime L.P. hereby assigns to RJR 4,250 shares of BLCI Common Stock.

     (h) Prime L.P. hereby assigns to RRG 891 shares of BLCI Common Stock.

     (i) MWR hereby assigns to PG2LP 17,080 shares of BLCI Common Stock.

     (j) EJJ hereby assigns to PG2LP 8,864 shares of BLCI Common Stock.

     (k) GDR hereby assigns to PG2LP 1,720 shares of BLCI Common Stock.

     (l) Reschke LLC hereby assigns to PG2LP 2,530 shares of BLCI Common Stock.

     (m) WHJ hereby assigns to PG2LP 4,250 shares of BLCI Common Stock.

     (n) RJR hereby assigns to PG2LP 4,250 shares of BLCI Common Stock.

     (o) RRG hereby assigns to PG2LP 891 shares of BLCI Common Stock.

     (p) Prime L.P. hereby assigns to RJR 59,822 shares of BLCI Common Stock.

     (q) Prime L.P. hereby assigns to WHJ 32,266 shares of BLCI Common Stock.

     (r) PG2LP hereby assigns to RJR 38,422 shares of BLCI Common Stock.

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     (s) PG2LP hereby assigns to WHJ 1,143 shares of BLCI Common Stock.

     2. The parties hereto hereby agree that, although each of the above-described assignments have occurred on the date hereof, the assignees of each assignment have not and will not receive a certificate or certificates representing the shares of BLCI Common Stock so assigned. To evidence and effect the result of the assignments described herein, the parties hereto hereby direct and authorize PG6LP to cause the delivery directly to RJR and WHJ of the following certificates representing shares of BLCI Common Stock:

     (a) A Stock Certificate issued in the name of Robert J. Rudnik representing 59,822 shares of Common Stock of BLCI (i.e., the shares of Common Stock of BLCI to be transferred and assigned by Prime L.P. to RJR pursuant to the RJR Redemption Agreement);

     (b) A Stock Certificate issued in the name of Warren H. John representing 32,266 shares of Common Stock of BLCI (i.e., the shares of Common Stock of BLCI to be transferred and assigned by Prime L.P. to WHJ pursuant to the WHJ Redemption Agreement);

     (c) A Stock Certificate issued in the name of Robert J. Rudnik representing 38,442 shares of Common Stock of BLCI (i.e., the shares of Common Stock of BLCI to be transferred and assigned by PG2LP to RJR pursuant to the RJR Redemption Agreement); and

     (d) A Stock Certificate issued in the name of Warren H. John representing 1,143 shares of Common Stock of BLCI (i.e., the shares of Common Stock of BLCI to be transferred and assigned by PG2LP to WHJ pursuant to the WHJ Redemption Agreement).

                           [signature page follows]

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     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                              PRIME GROUP VI, L.P.

                              By:  PGLP, Inc.
                              Its:  Managing General Partner


                              By:  /s/ Robert J. Rudnik
                                   _____________________________

                              Its: Vice President
                                   _____________________________



                              PRIME GROUP LIMITED PARTNERSHIP


                              By:   /s/ Michael W. Reschke
                                    _____________________________
                                    Michael W. Reschke
                                    Managing General Partner


                              PRIME GROUP II, L.P.

                              By:   PGLP, Inc.
                              Its:  Managing General Partner


                              By:  /s/ Robert J. Rudnik
                                   _____________________________

                              Its: Vice President
                                   _____________________________

                              /s/ Michael W. Reschke
                              ______________________________
                              MICHAEL W. RESCHKE


                              /s/ Edward J. John
                              _____________________________
                              EDWARD J. JOHN


                              /s/ Glenn D. Reschke
                              _____________________________
                              GLENN D. RESCHKE

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                              RESCHKE 1, L.L.C.


                              By: /s/ Glenn D. Reschke
                                  __________________________
                                    Glenn D. Reschke
                                    Managing Member

                              /s/ Warren H. John
                              _____________________________
                              WARREN H. JOHN

                              /s/ Robert J. Rudnik
                              _____________________________
                              ROBERT J. RUDNIK

                              /s/ Ray R. Grinvalds
                              _____________________________
                              RAY R. GRINVALDS

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